Exhibit 99

INVESTOR CONTACT:
William Prate
Director, Investor Relations
william.prate@tennantco.com
763-540-1547

Tennant Company Reports 2020 First-Quarter Results

Net sales of $252.1 million, decrease of 2.4 percent organically

First-quarter GAAP net income of $5.2 million, or $0.28 diluted earnings per share;
adjusted diluted EPS of $0.57 per share

Adjusted EBITDA of $26.1 million, or 10.4 percent of sales

Strong cash and liquidity position

MINNEAPOLIS, May 6, 2020—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported first-quarter results for 2020. For the first quarter, net sales totaled $252.1 million, representing a year-over-year decrease of 4.0 percent, or down 2.4 percent on an organic basis, primarily as a result of the coronavirus pandemic and ensuing global business slowdown. Net income for the first quarter of 2020 was $5.2 million, or $0.28 per diluted share, compared with $5.4 million, or $0.29 per diluted share, in the year-ago period. Adjusted diluted earnings per share, which exclude certain non-operational items and amortization expense, were $0.57, compared with $0.72 in the first quarter of 2019. Excluding non-operational items, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2020 were $26.1 million, or 10.4 percent of sales, compared with $29.5 million, or 11.2 percent of sales, in the year-ago period. In the first quarter of 2020, cash flow from operations provided $8.7 million, compared to a cash usage of $11.6 million in the prior year first quarter. (See the Supplemental Non-GAAP Financial Table.)
“Our first quarter was the story of two strong months and one difficult one as our global operations weathered the impact of the coronavirus pandemic,” said Chris Killingstad, Tennant Company’s president and chief executive officer. “The primary impacts of the pandemic on our business were related to temporary plant shutdowns, as well as a slowdown in sales to some end markets, amid widespread closures of customer facilities and operations. Our China factories were closed for two weeks in February, and we temporarily suspended operations at our plants in Italy and the United States at times during the month of March, in accordance with local directives.”

First-Quarter Operating Review
In the first quarter of 2020, Tennant’s consolidated net sales of $252.1 million were down 4.0 percent over the same period last year, including a 1.6 percent reduction from foreign currency. On an organic basis, sales declined 2.4 percent.

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Regional Sales Highlights
•Americas – Sales in the Americas improved 1.1 percent, or 1.9 percent organically, resulting in the tenth consecutive quarter of organic growth, driven by strength in both North America and Latin America. North America results reflected demand for Tennant’s autonomous cleaning machine as well as pricing. Sales in Latin America were primarily driven by strength in Mexico. To ensure the safety of our employees, some of the Company’s U.S.-based manufacturing plants were closed within the month of March for cleaning related to the coronavirus.
•EMEA – Sales in the Europe, Middle East and Africa (EMEA) region were down 7.8 percent, or 4.9 percent organically, primarily due to the broad economic impact of the coronavirus pandemic, with the largest declines recorded in Italy and France. The Company’s regional manufacturing plants were closed for one to two weeks in March, depending on their location and in accordance with local government orders. Shutdowns of customer facilities in March were widespread.
•APAC – Sales in the Asia Pacific region decreased 25.8 percent, or 22.9 percent organically, primarily as a result of significant decreases in sales in China due to the coronavirus pandemic and in Australia due to the coronavirus pandemic as well as timing of strategic account orders. The Company’s regional manufacturing plants were closed for approximately two weeks in February, in accordance with local government orders.

Profitability Measures and Related Factors (See the Supplemental Non-GAAP Financial Table)
•Gross margin – Gross margin in the first quarter of 2020 was 41.3 percent, compared with 41.2 percent in the year-ago period. Adjusted gross margins during the first quarter of 2020 and 2019 were 42.0 percent and 41.2 percent, respectively, primarily reflecting actions directly resulting from the Company’s enterprise strategy efforts like pricing and cost-out initiatives, as well as favorable freight costing, which more than offset the negative effect of labor and material inflation.
•Net Earnings/Adjusted EBITDA – Tennant’s 2020 first-quarter net earnings and EBITDA decreased compared to the prior year primarily driven by lower sales related to the coronavirus pandemic and currency transaction loss of approximately $4 million related to significant strengthening of the U.S. dollar, particularly relative to the Brazilian real and Mexican peso compared to the same period last year. Net earnings decreased to $5.2 million, or $0.28 per diluted share, compared with $5.4 million, or $0.29 per diluted share. Adjusted earnings per diluted share, excluding non-operational items and amortization expense, were $0.57 compared with $0.72 in the year-ago period. Adjusted EBITDA in the first quarter of 2020 decreased to $26.1 million, or 10.4 percent of sales, compared with $29.5 million, or 11.2 percent of sales, in the first quarter of 2019.

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Cash Flow, Capital Allocation and Liquidity
During the first quarter of 2020, Tennant generated $8.7 million in cash flow from operations, primarily driven by business performance. As a precaution, the Company has drawn an additional $125 million from its $200 million revolver and has approximately $30 million of remaining undrawn funds. As of March 31, 2020, the Company had $192 million in cash and cash equivalents.

2020 Business Outlook
As previously announced, the Company withdrew the full-year guidance it provided on February 20, 2020, due to the uncertain nature of the coronavirus pandemic. At this time, the Company does not have the ability to accurately predict the level of impact on its businesses and financial results for the remainder of fiscal 2020. Accordingly, the Company is not updating its outlook, but plans to share further updates in its second-quarter earnings announcement and conference call.
In response to this pandemic, the Company has already taken a number of actions globally to minimize the financial impact. Specifically, the Company implemented a combination of reduced work schedules and furlough programs for all employees globally, while operating within the local laws and regulations, and maintaining health coverage for all impacted employees. As previously announced, Tennant’s CEO will forgo 100 percent of his salary, while senior leaders within the organization will forgo 35 percent of their salaries and the board of directors will take a 50 percent cut in pay, through the second quarter of 2020. Additionally, the Company has been proactive in establishing a dedicated enterprise-wide response team, limiting travel to business-critical trips only, implementing work-from-home processes where possible, reducing non-essential discretionary and project spending, and developing multiple financial scenario plans to ensure liquidity and to identify additional actions, if needed.
“While the extent of the impact of the pandemic is uncertain and continually evolving, we will continue to manage costs and cash flow while maintaining our ability to ramp up quickly as markets recover,” said Killingstad. “The health and safety of our employees, customers and business partners remains our top priority and we are committed to providing the equipment, parts and service our customers need to keep their facilities clean and safe. In its 150-year history, Tennant has always been a resilient and adaptable company, and we will do whatever is necessary to emerge from this crisis in a strong position.”

Conference Call
Tennant will host a conference call to discuss its 2020 first-quarter results today, May 6, 2020, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing
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and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.14 billion in 2019 and has approximately 4,400 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; fluctuations in the cost, quality or availability of raw materials and purchased components; geopolitical and economic uncertainty throughout the world; our ability to integrate acquisitions; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to successfully protect our information technology systems from cybersecurity risks; our ability to develop and commercialize new innovative products and services; the competition in our business; the occurrence of a significant business interruption; our ability to comply with global laws and regulations; the potential disruption of our business from actions of activist investors or others; unforeseen product liability claims or product quality issues; our ability to generate sufficient cash to satisfy our debt obligations; and foreign currency fluctuations.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2019 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or non-operational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.
We believe that disclosing Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, Profit Before Income Taxes – as adjusted, Income Tax Expense – as adjusted, Net Earnings Attributable to Tennant Company – as adjusted, Net Earnings Attributable to Tennant Company per Share – as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – as adjusted, and EBITDA Margin – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP).

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We calculate Gross Profit – as adjusted and Gross Margin – as adjusted by adding back the discontinuation of product lines. We calculate Selling and Administrative Expense – as adjusted, and Selling and Administrative Expense as a percent of Net Sales – as adjusted by adding back acquisition and integration costs, certain non-operational professional services, and restructuring charges recorded in S&A. We calculate Profit from Operations – as adjusted and Operating Margin – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, and restructuring charges. We calculate Profit Before Income Taxes – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, and amortization expense. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges and amortization expense. We calculate Net Earnings Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, and amortization expense. We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, and amortization expense and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings Including Noncontrolling Interest – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.
Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW
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TENNANT COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except shares and per share data)	Three Months Ended
	March 31
	2020	2019
Net Sales	$252.1	$262.5
Cost of Sales	148.0	154.3
Gross Profit	104.1	108.2
Gross Margin	41.3%	41.2%
Operating Expense:
Research and Development Expense	7.4	7.2
Selling and Administrative Expense	82.3	90.2
Total Operating Expense	89.7	97.4
Profit from Operations	14.4	10.8
Operating Margin	5.7%	4.1%
Other Income (Expense):
Interest Income	0.9	0.8
Interest Expense	(5.1)	(5.0)
Net Foreign Currency Transaction (Loss) Gain	(4.1)	0.2
Other Income (Expense), Net	0.2	(0.2)
Total Other Expense, Net	(8.1)	(4.2)
Profit Before Income Taxes	6.3	6.6
Income Tax Expense	1.1	1.2
Net Earnings Including Noncontrolling Interest	5.2	5.4
Net Earnings Attributable to Tennant Company	$5.2	$5.4

Net Earnings Attributable to Tennant Company per Share:
Basic	$0.28	$0.30
Diluted	$0.28	$0.29

Weighted Average Shares Outstanding:
Basic	18,286,816	18,042,468
Diluted	18,666,238	18,345,211

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)	Three Months Ended
	March 31
	2020	2019	%
Americas	$162.6	$160.8	1.1
Europe, Middle East and Africa	72.0	78.1	(7.8)
Asia Pacific	17.5	23.6	(25.8)
Total	$252.1	$262.5	(4.0)
(1) Net of intercompany sales.
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TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	March 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash, Cash Equivalents and Restricted Cash	$192.1	$74.6
Receivables:
Trade, less Allowances of $3.6 and $3.6, respectively	203.8	216.5
Other	3.3	6.8
Net Receivables	207.1	223.3
Inventories	155.2	150.1
Prepaid and Other Current Assets	30.8	33.0
Total Current Assets	585.2	481.0
Property, Plant and Equipment	416.0	412.5
Accumulated Depreciation	(242.1)	(239.2)
Property, Plant and Equipment, Net	173.9	173.3
Operating Lease Assets	42.8	46.6
Goodwill	191.2	195.1
Intangible Assets, Net	129.6	137.7
Other Assets	27.5	29.2
Total Assets	$1,150.2	$1,062.9

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$1.1	$31.3
Accounts Payable	95.8	94.1
Employee Compensation and Benefits	40.2	63.5
Other Current Liabilities	88.0	86.0
Total Current Liabilities	225.1	274.9
Long-Term Liabilities:
Long-Term Debt	462.5	307.5
Long-Term Operating Lease Liabilities	27.3	30.3
Employee-Related Benefits	18.6	19.4
Deferred Income Taxes	39.8	41.7
Other Liabilities	18.2	27.8
Total Long-Term Liabilities	566.4	426.7
Total Liabilities	791.5	701.6
Equity:
Common Stock	6.9	6.9
Additional Paid-In Capital	49.4	45.5
Retained Earnings	347.1	346.0
Accumulated Other Comprehensive Loss	(46.1)	(38.5)
Total Tennant Company Shareholders’ Equity	357.3	359.9
Noncontrolling Interest	1.4	1.4
Total Equity	358.7	361.3
Total Liabilities and Total Equity	$1,150.2	$1,062.9

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TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Three Months Ended
	March 31
	2020	2019
OPERATING ACTIVITIES
Net Earnings Including Noncontrolling Interest	$5.2	$5.4
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	8.1	8.0
Amortization of Intangible Assets	5.0	5.7
Amortization of Debt Issuance Costs	0.4	0.4
Deferred Income Taxes	(2.5)	1.3
Share-Based Compensation Expense	2.8	3.3
Allowance for Doubtful Accounts and Returns	0.1	0.1
Other, Net	0.3	0.2
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	15.9	0.8
Inventories	(11.6)	(20.3)
Accounts Payable	4.3	(2.0)
Employee Compensation and Benefits	(20.8)	(13.6)
Other Current Liabilities	2.6	0.3
Other Assets and Liabilities	(1.1)	(1.2)
Net Cash Provided by (Used in) Operating Activities	8.7	(11.6)

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(12.4)	(20.5)
Proceeds from Disposals of Property, Plant and Equipment	0.1	—
Proceeds from Principal Payments Received on Long-Term Note Receivable	—	0.1
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	—	(9.0)
Purchase of Intangible Assets	(0.1)	(0.2)
Net Cash Used in Investing Activities	(12.4)	(29.6)

FINANCING ACTIVITIES
Proceeds from Credit Facility Borrowings	125.0	13.0
Repayments of Debt	(0.3)	(8.0)
Change in Finance Lease Obligations	(0.1)	(0.1)
Proceeds from Issuances of Common Stock	2.4	0.6
Dividends Paid	(4.0)	(4.0)
Net Cash Provided by Financing Activities	123.0	1.5

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(1.8)	0.5

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	117.5	(39.2)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	74.6	86.1

Cash, Cash Equivalents and Restricted Cash at End of Period	$192.1	$46.9

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2020	2019

Gross Profit - as reported	$104.1	$108.2
Gross Margin - as reported	41.3%	41.2%
Adjustments:
Discontinuation of Product Lines	1.7	—
Gross Profit - as adjusted	$105.8	$108.2
Gross Margin - as adjusted	42.0%	41.2%

Selling and Administrative Expense - as reported	$82.3	$90.2
Selling and Administrative Expense as a percent of Net Sales - as reported	32.6%	34.4%
Adjustments:
Acquisition and Integration Costs	—	(0.6)
Professional Services	—	(0.1)
Restructuring Charge	(0.8)	(4.3)
Selling and Administrative Expense - as adjusted	$81.5	$85.2
Selling and Administrative Expense as a percent of Net Sales - as adjusted	32.3%	32.5%

Profit from Operations - as reported	$14.4	$10.8
Operating Margin - as reported	5.7%	4.1%
Adjustments:
Discontinuation of Product Lines	1.7	—
Acquisition and Integration Costs	—	0.6
Professional Services	—	0.1
Restructuring Charge	0.8	4.3
Profit from Operations - as adjusted	$16.9	$15.8
Operating Margin - as adjusted	6.7%	6.0%

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2020	2019
Profit Before Income Taxes - as reported	$6.3	$6.6
Adjustments:
Discontinuation of Product Lines	1.7	—
Acquisition and Integration Costs	—	0.6
Professional Services	—	0.1
Restructuring Charge	0.8	4.3
Amortization Expense	5.0	5.7
Profit Before Income Taxes - as adjusted	$13.8	$17.3

Income Tax Expense - as reported	$1.1	$1.2
Adjustments:
Discontinuation of Product Lines(1)	0.4	—
Acquisition and Integration Costs(1)	—	0.1
Professional Services(1)	—	—
Restructuring Charge(1)	0.3	1.2
Amortization Expense(1)	1.4	1.4
Income Tax Expense - as adjusted	$3.2	$3.9

(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.
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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2020	2019

Net Earnings Attributable to Tennant Company - as reported	$5.2	$5.4
Adjustments:
Discontinuation of Product Lines	1.3	—
Acquisition and Integration Costs	—	0.5
Professional Services	—	0.1
Restructuring Charge	0.5	3.1
Amortization Expense	3.6	4.3
Net Earnings Attributable to Tennant Company - as adjusted	$10.6	$13.4

Net Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$0.28	$0.29
Adjustments:
Discontinuation of Product Lines	0.07	—
Acquisition and Integration Costs	—	0.03
Professional Services	—	—
Restructuring Charge	0.03	0.17
Amortization Expense	0.19	0.23
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.57	$0.72

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2020	2019

Net Earnings Including Noncontrolling Interest - as reported	$5.2	$5.4
Adjustments:
Interest Income	(0.9)	(0.8)
Interest Expense	5.1	5.0
Income Tax Expense	1.1	1.2
Depreciation Expense	8.1	8.0
Amortization Expense	5.0	5.7
Discontinuation of Product Lines	1.7	—
Acquisition and Integration Costs	—	0.6
Professional Services	—	0.1
Restructuring Charge	0.8	4.3
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$26.1	$29.5
EBITDA Margin - as adjusted	10.4%	11.2%

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